Deutsche Financial Capital Securitization LLC, 1998-I
        Oakwood Acceptance Corp. - Servicer
        Fiscal Year Ended Series Report
        Reporting:                    Fiscal Year 1998


Note: This fiscal year-end series report, reports information on the assets included in DFC Securitization 1998-I as of the end of the prepayment period that began on September 1, 1997 and ended on September 30, 1998 and as of the end of the collection period that began on September 2, 1997 and ended on October 1, 1998. Accordingly, the information presented with regard to the certificates reflects information as of the close of business on October 15, 1998, which is the distribution date on which collections made and losses incurred during such prepayment period and collection period were passed through to certificateholders

                            Scheduled Principal Balance of Contracts
-----------------------------------------------------------------------------------------------------------------------------------

        Beginning                                                                                                   Ending
        Principal                 Scheduled            Prepaid            Liquidated         Contracts              Principal
        Balance                   Principal            Principal          Principal          Repurchased            Balance
        ----------------------------------------------------------------------------------------------------------------------------


        229,392,046.05          (2,218,831.33)       (9,463,098.30)     (1,176,597.06)                  0.00         216,533,519.36
        ============================================================================================================================






                                                       Certificate Account
        ----------------------------------------------------------------------------------------------------------------------------

                Beginning                        Deposits                                          Investment               Ending

                 Balance               Principal            Interest        Distributions           Interest               Balance
        ----------------------------------------------------------------------------------------------------------------------------


                    0.00             12,106,471.18        15,667,282.36    (26,342,544.69)          35,173.58           1,466,382.43
        ============================================================================================================================





Scheduled                          Scheduled                                       Amount
Gross           Servicing          Pass Thru         Liquidation    Reserve        Available for      Limited        Total
Interest        Fee                Interest          Proceeds       Fund Draw      Distribution       Guarantee      Distribution
------------------------------------------------------------------------------------------------------------------------------------


 17,236,063.09     1,683,542.99     15,552,520.10     649,890.23          0.00      29,567,882.95            0.00    29,567,882.95
====================================================================================================================================






                                                     P&I Advances at Distribution Date
                             ----------------------------------------------------------------------------------


                                   Beginning              Recovered            Current            Ending
                                    Balance               Advances             Advances           Balance
                             ----------------------------------------------------------------------------------




                                         0.00          5,013,990.23       5,918,105.75        904,115.52
                             ==================================================================================

Deutsche Financial Capital Securitization LLC, 1998-I
Oakwood Acceptance Corp. - Servicer
Fiscal Year Ended Series Report
Reporting:       Fiscal Year 1998



                          Gross Repossessions          Repo Properties Brought   Net Current Repos        Aggregate Repo Properties
                                                       Current by Borrower                                in Trust at Month-End
                   # Principal Balance               # Principal Balance          # Principal Balance     # Principal Balance
                 -------------------------------------------------------------------------------------------------------------------

Jan-98                     0                 0.00    0              0.00          0           0.00         0            0.00
Feb-98                     8           235,231.22    0              0.00          8     235,231.22         8      235,231.22
Mar-98                    32         1,048,084.05    0              0.00         25     852,558.83        33    1,087,790.05
Apr-98                    58         2,044,054.89    0              0.00         26     995,970.84        59    2,083,760.89
May-98                    77         2,786,088.55   -3       (133,824.66)        26     984,152.19        82    2,934,088.42
Jun-98                    89         3,235,131.18   -3       (117,317.05)        21     714,349.53       100    3,531,120.90
Jul-98                   101         3,577,824.43   -1        (54,883.46)        23     741,721.13       122    4,217,958.57
Aug-98                   133         4,668,564.70   -2        (89,947.16)        42   1,443,776.60       162    5,571,788.01
Sep-98                   155         5,688,864.33   -2        (61,243.63)        35   1,366,254.56       195    6,876,798.94
----------------------------------------------------------------------------------------------------------------------------

Total of month
end balance              653        23,283,843.35  -11       (457,215.96)       206   7,334,014.90       761   26,538,537.00
============================================================================================================================

Average month
end balance               73         2,587,093.71   -1        (50,801.77)        23     814,890.54        85    2,948,726.33
============================================================================================================================


Deutsche Financial Capital Securitization LLC, 1998-I
Oakwood Acceptance Corp. - Servicer
Fiscal Year Ended Series Report
Reporting:             Fiscal Year 1998

                                                                 Delinquency Analysis

                                  31 to 59 days              60 to 89 days           90 days and Over     Total Delinq.
                          No. of   Principal                 Principal             Principal                   Principal
                       Loans       Balance         #         Balance       #       Balance               #     Balance
                       -------------------------------------------------------------------------------------------------------------

                Jan-98       109     4,151,052.66    1          79,579.20    1          31,679.62       111       4,262,311.48
                Feb-98       154     5,800,832.98   42       1,563,422.74    1          48,539.08       197       7,412,794.80
                Mar-98       116     4,416,457.58   58       2,190,879.50   28         983,297.44       202       7,590,634.52
                Apr-98        86     3,147,967.49   39       1,557,179.83   64       2,358,571.93       189       7,063,719.25
                May-98       148     5,517,922.54   45       1,670,568.73   85       3,212,585.29       278      10,401,076.56
                Jun-98       141     5,219,355.56   59       2,120,382.56  106       3,988,446.00       306      11,328,184.12
                Jul-98       167     6,463,256.83   62       2,263,341.42  130       4,859,517.10       359      13,586,115.35
                Aug-98       257     9,426,691.53   84       3,189,980.88  165       6,143,590.58       506      18,760,262.99
                Sep-98       197     7,129,526.96   93       3,523,807.71  206       7,639,560.53       496      18,292,895.20
------------------------------------------------------------------------------------------------------------------------------

Total of month
end balance                1,375    51,273,064.13  483      18,159,142.57  786      29,265,787.57     2,644      98,697,994.27
==============================================================================================================================

Average month
end balance                  153     5,697,007.13   54       2,017,682.51   87       3,251,754.17       294      10,966,443.81
==============================================================================================================================


Deutsche Financial Capital Securitization LLC, 1998-I
Oakwood Acceptance Corp. - Servicer
Fiscal Year Ended Series Report
Reporting:         Fiscal Year 1998

REPOSSESSION LIQUIDATION REPORT
See Monthly Investor Report for Detail

                                                                    Net                               Net      Current
Prepayment Liquidated Sales      Insur.   Total     Repossession Liquidation Unrecov. FHA Insurance Pass Thru Period Net Cumulative
           Principal
Period     Balance    Proceeds   Refunds  Proceeds  Expenses     Proceeds    Advances Coverage     Proceeds  Gain/(Loss) Gain/(Loss)
------------------------------------------------------------------------------------------------------------------------------------

Jan-98          0.00        0.00  0.00        0.00       0.00        0.00       0.00  0.00             0.00        0.00
Feb-98          0.00        0.00  0.00        0.00       0.00        0.00       0.00  0.00             0.00        0.00
Mar-98     39,616.51   17,000.00  0.00   17,000.00       0.00   17,000.00   1,234.37  0.00        15,765.63  (23,850.88)
Apr-98          0.00        0.00  0.00        0.00       0.00        0.00       0.00  0.00             0.00        0.00
May-98    107,217.42  107,268.00  0.00  107,268.00  32,254.30   75,013.70   5,418.47  0.00        69,595.23  (37,622.19)
Jun-98    145,340.62  112,765.00  0.00  112,765.00  21,895.17   90,869.83  10,313.61  0.00        80,556.22  (64,784.40)
Jul-98    342,133.48  299,218.00  0.00  299,218.00  65,603.31  233,614.69  21,843.97  0.00       211,770.72 (130,362.76)
Aug-98    261,286.55  168,337.00  0.00  168,337.00  15,523.46  152,813.54  17,128.81  0.00       135,684.73 (125,601.82)
Sep-98    281,002.48  202,694.07  0.00  202,694.07  42,181.03  160,513.04  23,995.34  0.00       136,517.70 (144,484.78)


-----------------------------------------------------------------------------------------------------------------------------------
Total   1,176,597.06  907,282.07  0.00  907,282.07 177,457.27  729,824.80  79,934.57  0.00       649,890.23 (526,706.83)(526,706.83)
====================================================================================================================================

Deutsche Financial Capital Securitization LLC, 1998-I
Oakwood Acceptance Corp. - Servicer
Fiscal Year Ended Series Report
Reporting:                             Fiscal Year 1998

CERTIFICATE PRINCIPAL ANALYSIS

PRINCIPAL

                                     Original           Beginning        Beginning      Current          Accelerated     Ending
           Cert.                    Certificate        Certificate       Carryover     Principal         Principal       Carryover
           Class                      Balances           Balances        Principal    Distribution       Distribution    Principal
------------------------------------------------------------------------------------------------------------------------------------


A-1                                 51,500,000.00     51,500,000.00          0.00     12,858,526.69      1,720,440.35          0.00
A-1 Outstanding Writedown

A-2                                 39,300,000.00     39,300,000.00          0.00              0.00              0.00          0.00
A-2 Outstanding Writedown

A-3                                 27,150,000.00     27,150,000.00          0.00              0.00              0.00          0.00
A-3 Outstanding Writedown

A-4                                  6,000,000.00      6,000,000.00          0.00              0.00              0.00          0.00
A-4 Outstanding Writedown

A-5                                 14,000,000.00     14,000,000.00          0.00              0.00              0.00          0.00
A-5 Outstanding Writedown

A-6                                 12,000,000.00     12,000,000.00          0.00              0.00              0.00          0.00
A-6 Outstanding Writedown

A-7                                 31,269,000.00     31,269,000.00          0.00              0.00              0.00          0.00
A-7 Outstanding Writedown

M                                   18,352,000.00     18,352,000.00          0.00              0.00              0.00          0.00
M Outstanding Writedown

B-1                                 20,645,000.00     20,645,000.00          0.00              0.00              0.00          0.00
B-1 Outstanding Writedown

B-2                                  9,176,046.00      9,176,046.00          0.00              0.00              0.00          0.00
B-2 Outstanding Writedown

Excess Asset Principal Balance               0.00              0.00          0.00              0.00     (1,720,440.35)         0.00
                              ------------------------------------------------------------------------------------------------------

                                   229,392,046.00    229,392,046.00          0.00     12,858,526.69              0.00          0.00
                              ======================================================================================================


                                                      Ending                             Principal Paid
                                       Writedown     Certificate         Pool            Per $1,000
                                       Amounts        Balances          Factor           Denomination
                                ------------------------------------------------------------------------





A-1                                       0.00       36,921,033.01       71.69133%           249.68
A-1 Outstanding Writedown                 0.00                0.00            0.00             0.00

A-2                                       0.00       39,300,000.00      100.00000%             0.00
A-2 Outstanding Writedown                 0.00                0.00            0.00             0.00

A-3                                       0.00       27,150,000.00      100.00000%             0.00
A-3 Outstanding Writedown                 0.00                0.00            0.00             0.00

A-4                                       0.00        6,000,000.00      100.00000%             0.00
A-4 Outstanding Writedown                 0.00                0.00            0.00             0.00

A-5                                       0.00       14,000,000.00      100.00000%             0.00
A-5 Outstanding Writedown                 0.00                0.00            0.00             0.00

A-6                                       0.00       12,000,000.00      100.00000%             0.00
A-6 Outstanding Writedown                 0.00                0.00            0.00             0.00

A-7                                       0.00       31,269,000.00      100.00000%             0.00
A-7 Outstanding Writedown

M                                         0.00       18,352,000.00      100.00000%             0.00
M Outstanding Writedown                   0.00                0.00            0.00             0.00

B-1                                       0.00       20,645,000.00      100.00000%             0.00
B-1 Outstanding Writedown                 0.00                0.00            0.00             0.00

B-2                                       0.00        9,176,046.00      100.00000%             0.00
B-2 Outstanding Writedown                 0.00                0.00            0.00             0.00

Excess Asset Principal Balance            0.00        1,720,440.35
                               ------------------------------------

                                          0.00      216,533,519.36
                               ====================================
                               (1) This represents the amount of losses on the assets that were allocated to reduce the outstanding principal balance of the certificates in accordance with the applicable pooling and servicing agreement.

Deutsche Financial Capital Securitization LLC, 1998-I
Oakwood Acceptance Corp. - Servicer
Fiscal Year Ended Series Report
Reporting:                         Fiscal Year 1998


CERTIFICATE INTEREST ANALYSIS


                                                                                                                       Interest Paid
        Certificate        Remittance      Beginning         Current         Total            Interest      Ending       Per $1,000
           Class              Rate          Balance          Accrual         Paid             Shortfall     Balance     Denomination
                            --------------------------------------------------------------------------------------------------------


A-1                              6.050           0.00      2,054,438.30   2,054,438.30             0.00         0.00           39.89
A-1  Carryover Interest          0.00            0.00              0.00           0.00             0.00
A-1  Writedown Interest          0.00            0.00              0.00           0.00             0.00

A-2                              6.000           0.00      1,768,500.00   1,768,500.00             0.00         0.00           45.00
A-2  Carryover Interest          0.00            0.00              0.00           0.00             0.00
A-2  Writedown Interest          0.00            0.00              0.00           0.00             0.00

A-3                              6.100           0.00      1,242,112.50   1,242,112.50             0.00         0.00           45.75
A-3  Carryover Interest          0.00            0.00              0.00           0.00             0.00
A-3  Writedown Interest          0.00            0.00              0.00           0.00             0.00

A-4                              6.375           0.00        286,875.00     286,875.00             0.00         0.00           47.81
A-4  Carryover Interest          0.00            0.00              0.00           0.00             0.00
A-4  Writedown Interest          0.00            0.00              0.00           0.00             0.00

A-5                              6.600           0.00        693,000.00     693,000.00             0.00         0.00           49.50
A-5  Carryover Interest          0.00            0.00              0.00           0.00             0.00
A-5  Writedown Interest          0.00            0.00              0.00           0.00             0.00

A-6                              6.825           0.00        614,250.00     614,250.00             0.00         0.00        #DIV/0!
A-6  Carryover Interest          0.00            0.00              0.00           0.00             0.00
A-6  Writedown Interest          0.00            0.00              0.00           0.00             0.00

A-7                              6.650           0.00      1,559,541.38   1,559,541.38             0.00         0.00        #DIV/0!
A-7  Carryover Interest          0.00            0.00              0.00           0.00             0.00
A-7  Writedown Interest          0.00            0.00              0.00           0.00             0.00

M                                6.800           0.00        935,952.00     935,952.00             0.00         0.00           51.00
M  Carryover Interest            0.00            0.00              0.00           0.00             0.00
M  Writedown Interest            0.00            0.00              0.00           0.00             0.00

B-1                              7.275           0.00      1,126,442.81   1,126,442.81             0.00         0.00           54.56
B-1  Carryover Interest          0.00            0.00              0.00           0.00             0.00
B-1  Writedown Interest          0.00            0.00              0.00           0.00             0.00

B-2                              8.715           0.00        599,769.31     599,769.31             0.00         0.00           65.36
B-2  Carryover Interest          0.00            0.00              0.00           0.00             0.00
B-2  Writedown Interest          0.00            0.00              0.00           0.00             0.00

X                                0.00            0.00      4,671,638.81   2,424,491.62     2,247,147.19 2,247,147.19

R                                0.00            0.00              0.00           0.00             0.00         0.00

Service Fee                      0.00            0.00      1,683,542.99   1,683,542.99             0.00         0.00
                                                          ----------------------------------------------------------

                                 0.00            0.00     17,236,063.10  14,988,915.91(1)  2,247,147.19 2,247,147.19
                                                          ==========================================================




        Certificate               Cert.                 TOTAL
           Class                  Class              DISTRIBUTION
                                  ---------------------------------


A-1                                 A-1               16,633,405.34
A-1  Carryover Interest
A-1  Writedown Interest

A-2                                 A-2                1,768,500.00
A-2  Carryover Interest
A-2  Writedown Interest

A-3                                 A-3                1,242,112.50
A-3  Carryover Interest
A-3  Writedown Interest

A-4                                 A-4                  286,875.00
A-4  Carryover Interest
A-4  Writedown Interest

A-5                                 A-5                  693,000.00
A-5  Carryover Interest
A-5  Writedown Interest

A-6                                 A-6                  614,250.00
A-6  Carryover Interest
A-6  Writedown Interest

A-7                                 A-7                1,559,541.38
A-7  Carryover Interest
A-7  Writedown Interest

M                                   M                    935,952.00
M    Carryover Interest
M    Writedown Interest

B-1                                 B-1                1,126,442.81
B-1  Carryover Interest
B-1  Writedown Interest

B-2                                 B-2                  599,769.31
B-2  Carryover Interest
B-2  Writedown Interest

X                                   X                  2,424,491.62

R                                   R                          0.00

Service Fee                                            1,683,542.99
                                                       ------------
                                                      29,567,882.95 (1)
                                                      =============


(1) Pursuant to the applicable pooling and servicing agreement, $1,683,542.99 of the amounts available for distribution on distribution dates during the fiscal year were used to pay servicing fees due the servicer. Consequently, the total amount distributed on the certificates during the fiscal year was $27,884,339.96.